                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

            TACTICAL AGGRESSIVE STOCK ACCOUNT FOR VARIABLE ANNUITIES
                   [DIFFERENT COVER FOR EACH SEPARATE ACCOUNT]
                      -------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):
[x]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)      Title of each class of securities to which transaction applies:
        2)      Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
        4)      Proposed maximum aggregate value of transaction:
        5)      Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)      Amount previously paid:
        2)      Form, Schedule or Registration Statement No.:
        3)      Filing Party:
        4)      Date Filed: _____________

                        THE TRAVELERS INSURANCE COMPANY

        TACTICAL GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES
            TACTICAL SHORT-TERM BOND ACCOUNT FOR VARIABLE ANNUITIES
           TACTICAL AGGRESSIVE STOCK ACCOUNT FOR VARIABLE ANNUITIES
             (EACH AN "ACCOUNT" AND, COLLECTIVELY, THE "ACCOUNTS")

                  One Cityplace, Hartford, Connecticut 06103

                               September 9, 2005

Dear Variable Annuity Contract Owner:

   Units of the above-named Accounts of The Travelers Insurance Company ("TIC") have been purchased at your direction to fund benefits payable under your variable annuity contract (the "variable contracts"). As owner of the Units of the Accounts, you are being asked (i) to approve a new investment advisory agreement between each Account and Travelers Asset Management International Company LLC ("TAMIC"); (ii) to approve a new subadvisory agreement for each Account between TAMIC and TIMCO Asset Management Inc ("TIMCO"), currently the investment adviser to each Account; (iii) to approve a proposal with respect to the future operation of each Account whereby TAMIC may from time to time, to the extent permitted by an exemption ("manager of managers exemption") granted by the Securities and Exchange Commission and subject to approval by the Board of Managers, enter into new or amended agreements with subadvisers with respect to the Account without obtaining contract owner approval of such agreements, and to permit such subadvisers to manage the assets of the Account pursuant to such subadvisory agreements; and (iv) to elect a new member to the Board of Managers of each Account.

   On July 1, 2005, Citigroup Inc. ("Citigroup") completed the sale of its life and annuity business to MetLife, Inc ("MetLife"). The sale included TIC, the insurance company depositor and sponsor of the Accounts, which has become an indirect wholly owned subsidiary of MetLife. TIMCO was not a part of this sale, and remains an indirect wholly owned subsidiary of Citigroup. The continued operation of the Accounts with an investment adviser that is not affiliated with their insurance company depositor would give rise to ongoing management, operational and administrative difficulties. In particular, the independent registered public accounting firm for the Accounts prior to the sale (KPMG LLP or "KPMG") cannot continue to serve as such because it is not considered independent of MetLife, while the accounting firm that typically serves as such for other MetLife-affiliated entities (Deloitte & Touche LLP or "Deloitte") cannot provide auditing services for the Accounts while TIMCO is their investment adviser, because Deloitte is not considered independent of Citigroup.

   Therefore, it is proposed that TAMIC, which, like TIC, is now an indirect wholly owned subsidiary of MetLife, become the investment adviser for the Accounts, and that TIMCO become subadviser for the Accounts. These changes would not result in any change in the day-to-day portfolio management of the Accounts, nor would they result in any increase in fees paid by the Accounts. In addition, as a subsidiary of MetLife, TAMIC would also be able in the future to utilize an exemption, if approved by the variable contract owners, from the Securities and Exchange Commission that would allow TAMIC to operate as a "manager of managers" to the Accounts. As a manager of managers, TAMIC would retain the responsibility for hiring and, when appropriate, replacing subadvisers. Subject to certain conditions, TAMIC would be permitted to enter into a new subadvisory agreement for an Account, subject to Board approval. TAMIC would not need, however, to obtain variable contract owner approval, which would otherwise be required, to enter into a new agreement with the current subadviser or a new subadviser.

   The member of the Accounts' Boards of Managers who is affiliated with Citigroup has resigned as a Board member, and a person affiliated with MetLife has been appointed as manager by the other members of the Boards of Managers. Accordingly, it is being proposed that variable contract owners approve the appointment of such person to the Boards of Managers.

   After carefully considering the merits of the proposals, the Board of Managers of the Accounts (the "Board") has determined that approval of the proposals is in the best interests of each Account's contract owners.

   The Board recommends that you read the enclosed proxy materials carefully and then vote FOR the proposals. To vote, you may use any of the following methods:

  . BY MAIL. Please complete, sign, date and return the proxy card(s) in the enclosed postage-paid envelope.

  . BY TELEPHONE. Call the phone number found on your proxy card and follow the simple instructions. Have your proxy card ready.

  . BY INTERNET. Go to Internet address found on your proxy card and follow the on-line instructions. Have your proxy card ready.

For more information, please call TIC at 1-800-842-9368.

Respectfully,

The Travelers Insurance Company

   WE URGE YOU TO SIGN AND RETURN THE PROXY FORM(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET.

                            YOUR VOTE IS IMPORTANT!

        TACTICAL GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES
            TACTICAL SHORT-TERM BOND ACCOUNT FOR VARIABLE ANNUITIES
           TACTICAL AGGRESSIVE STOCK ACCOUNT FOR VARIABLE ANNUITIES
             (EACH AN "ACCOUNT" AND, COLLECTIVELY, THE "ACCOUNTS")

                                 ONE CITYPLACE
                          HARTFORD, CONNECTICUT 06103

                                                              SEPTEMBER 9, 2005

         NOTICE OF SPECIAL MEETING OF VARIABLE ANNUITY CONTRACT OWNERS

To Variable Annuity Contract Owners:

   NOTICE IS HEREBY GIVEN THAT a Special Meeting of the variable annuity contract owners (the "Contract Owners") of each Account will be held at One Cityplace, 19th Floor, Hartford, Connecticut 06103, on October 31, 2005 at 9:00 a.m. (Eastern time), for the following purposes:

      ITEM 1. To consider and approve a new investment advisory agreement between each Account and Travelers Asset Management International Company LLC ("TAMIC").

      ITEM 2. To consider and approve a new subadvisory agreement for each Account between TAMIC and TIMCO Asset Management Inc.

      ITEM 3. To consider and approve a proposal with respect to the future operation of each Account whereby TAMIC may from time to time, to the extent permitted by an exemption granted by the Securities and Exchange Commission and subject to approval by the Board of Managers, enter into new or amended agreements with subadvisers with respect to the Account without obtaining Contract Owner approval of such agreements, and to permit such subadvisers to manage the assets of the Account pursuant to such subadvisory agreements.

      ITEM 4. To elect a member of the Board of Managers.

      ITEM 5. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

   THE BOARD OF MANAGERS OF THE ACCOUNTS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEMS 1, 2, 3 AND 4.

   Contract Owners of record as of the close of business on September 2, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) thereof.

CONTRACT OWNERS ARE REQUESTED TO EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF MANAGERS OF EACH ACCOUNT. PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY SUBMITTING A WRITTEN NOTICE OF REVOCATION OR SUBSEQUENTLY EXECUTED VOTING INSTRUCTIONS OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                                               By Order of the Board of Managers

                                               Paul Cellupica, Secretary

   September 9, 2005

   Long Island City, New York

TACTICAL GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES ("ACCOUNT TGIS")
    TACTICAL SHORT-TERM BOND ACCOUNT FOR VARIABLE ANNUITIES ("ACCOUNT TSB") TACTICAL AGGRESSIVE STOCK ACCOUNT FOR VARIABLE ANNUITIES ("ACCOUNT TAS")
             (EACH AN "ACCOUNT" AND, COLLECTIVELY, THE "ACCOUNTS")

                                 ONE CITYPLACE
                          HARTFORD, CONNECTICUT 06103
                                (800) 842-9368

                             JOINT PROXY STATEMENT

   This Joint Proxy Statement ("Proxy Statement") is being furnished in connection with the solicitation of voting instructions by the Board of Managers (the "Board of Managers" or the "Managers") of the Accounts for use at the joint special meeting of the variable annuity contract owners of the Accounts ("Contract Owners") scheduled for October 31, 2005 at 9:00 a.m. (Eastern time), and any adjournments thereof, at the offices of the Accounts at the address set forth above on this Proxy Statement (the "Meeting"). At the Meeting, Contract Owners of each Account will be asked to (i) consider and approve a new investment advisory agreement between the Account and Travelers Asset Management International Company LLC ("TAMIC"); (ii) consider and approve a new subadvisory agreement for the Account between TAMIC and TIMCO Asset Management Inc ("TIMCO") (formerly The Travelers Investment Management Company); (iii) consider and approve a proposal (the "manager of managers proposal") with respect to the future operation of the Account whereby TAMIC may from time to time, subject to approval by the Board of Managers and to the extent permitted by an exemption granted by the Securities and Exchange Commission ("SEC"), enter into new or amended agreements with subadvisers with respect to the Account without obtaining Contract Owner approval of such subadvisory agreements, and to permit such subadvisers to manage the assets of the Account pursuant to such subadvisory agreements; and (iv) elect a member of the Board of Managers (together, the "Proposals"). Contract Owners of each Account will vote separately as to each Proposal.

   The variable annuity contracts are issued by The Travelers Insurance Company ("TIC"), and are funded by the Accounts, each of which is a separate account of TIC.

   This Proxy Statement describes more fully the Proposals. A form of the new investment advisory agreement for each Account is included as Appendix A of this Proxy Statement, and a form of the new subadvisory agreement is included as Appendix B.

   The Meeting will be held on October 31, 2005 at 9:00 a.m. (Eastern time) at the Account's offices at One Cityplace, 19th Floor, Hartford, Connecticut 06103. It is expected that this Proxy Statement will be mailed on or about September 16, 2005. Contract Owners of record at the close of business on September 2, 2005 (the "Record

Date") are entitled to vote on the Proposals. At the Meeting, Contract Owners will consider and approve or disapprove each Proposal.

   The chart below lists the number of units of each Account (rounded to the nearest full unit) that were outstanding as of the close of business on the Record Date. Each unit of a Account is entitled to one vote, with proportionate voting for fractional units.

                                         Total Number of Units Outstanding
     Name of Account                          as of September 2, 2005
     ---------------                     ---------------------------------
     Account TGIS                                   19,507,050
     Account TSB                                    89,923,379
     Account TAS                                    18,251,257

   THE BOARD OF MANAGERS OF EACH ACCOUNT UNANIMOUSLY RECOMMENDS THAT VARIABLE ANNUITY CONTRACT OWNERS VOTE "FOR" EACH PROPOSAL.

   COPIES OF EACH ACCOUNT'S MOST RECENT ANNUAL AND SEMIANNUAL REPORTS ARE AVAILABLE UPON REQUEST AND WITHOUT CHARGE BY CALLING THE ACCOUNT (TOLL-FREE) AT 1-800-842-9368 OR BY WRITING TO TRAVELERS LIFE & ANNUITY, ANNUITY SERVICES, ONE CITYPLACE, 3CP, HARTFORD, CT 06103.

   The Proposals are related to the recent sale of TIC by Citigroup Inc. ("Citigroup") to MetLife, Inc. ("MetLife") as described in greater detail under Proposal 1 below. The closing of this sale took place on July 1, 2005 (the "MetLife Closing Date").

PROPOSAL 1 - APPROVAL OF INVESTMENT ADVISORY AGREEMENT.

SUMMARY

   TIMCO currently serves as investment adviser to each Account pursuant to a separate investment advisory agreement between TIMCO and the Account (the "Current Advisory Agreements"). As explained in more detail below, Contract Owners are being asked to approve new investment advisory agreements between each Account and TAMIC (the "New Advisory Agreements"), as well as subadvisory agreements between TAMIC and TIMCO. The New Advisory Agreements will contain terms substantially the same as those in the Current Advisory Agreements.

   On July 1, 2005, Citigroup Inc. ("Citigroup") completed the sale of its life insurance and annuity businesses (the "MetLife Transaction") to MetLife, Inc. ("MetLife"). Under the terms of the MetLife Transaction, Citigroup received approximately $10.8 billion in cash and an amount of MetLife equity securities valued at approximately $1 billion. The MetLife Transaction included the sale of TIC, the sponsor of the Accounts, and of TIC's subsidiary TAMIC. As a result of the transaction, TIC and TAMIC are now indirect wholly owned subsidiaries of MetLife, a New York Stock Exchange publicly traded company. Further, as a result of the transaction, TIC and TAMIC are no longer affiliates of Citigroup. In contrast, TIMCO was not involved in the MetLife Transaction, and TIMCO remains an indirect wholly owned subsidiary of Citigroup.

   MetLife, through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. In the United States, the MetLife companies serve individuals in approximately 13 million households and provide benefits to 37 million customers and their family members through their employee benefit plan sponsors.

   TIC believes that the continued operation of the Accounts with an investment adviser that is not affiliated with the insurance company depositor and sponsor of the Accounts would give rise to ongoing management, operational and administrative difficulties. In particular, the independent registered public accounting firm for the Accounts prior to the MetLife Transaction (KPMG LLP or "KPMG") cannot continue to serve as such because it is not considered independent of MetLife, while the accounting firm that typically serves as such for other MetLife-affiliated entities (Deloitte & Touche LLP or "Deloitte") cannot provide auditing services for the Accounts while TIMCO is their investment adviser, because Deloitte is not considered independent of Citigroup. However, D&T will be permitted and is willing to provide auditing services to the Accounts if TIMCO serves as subadviser for the Accounts, as discussed in more detail under Proposal 2. Therefore, MetLife has recommended and the Board of Managers has approved: (1) the retention of TAMIC as investment adviser for the Accounts, which are now managed by TIMCO directly without a subadviser, and (2) the retention of TIMCO as subadviser for the Accounts.

   If the proposed changes are approved, TIMCO would continue to be responsible for the day-to-day management of the Accounts, and the changes would not result in any change in the TIMCO personnel having portfolio management responsibilities for the Accounts. Nor would the proposed changes result in any increase in fees paid by the Accounts, as the investment advisory fees to be paid to TAMIC would be the same as those currently paid to TIMCO, and TAMIC, not the Accounts, would pay subadvisory fees to TIMCO.

   The Accounts are funding options available to individuals who have entered into asset allocation agreements with registered investment advisers who provide tactical asset allocation services ("Tactical Asset Allocation Services"). These agreements allow the registered investment advisers to transfer all or a portion of a Contract Owner's assets in the Accounts from one Account to another. Neither TAMIC nor TIMCO is a provider of the Tactical Asset Allocation Services, and approval of the proposed changes will not affect these Tactical Asset Allocation Services or the fees charged for such services.

   In connection with the closing of the MetLife Transaction, MetLife, Citigroup and certain of their affiliates entered into a Distribution Agreement under which

Citigroup-affiliated broker-dealers will, subject to the terms and conditions of such Distribution Agreement, continue to offer certain TIC and MetLife insurance contracts for a period of ten years from the closing of the MetLife Transaction. In addition, MetLife, Citigroup and certain of their affiliates will enter into an Investment Products Agreement under which, for a period of five years after the closing of the MetLife Transaction and subject to the other terms and conditions of the Investment Products Agreement, certain TIC and MetLife insurance products will include certain Citigroup-sponsored funds as investment options.

   The implementation of this Proposal 1 (TAMIC serving as investment adviser) for an Account is contingent on Contract Owner approval of both Proposal 1 and either Proposal 2 or Proposal 3. This means that TAMIC does not intend to assume responsibility for the management of an Account without retaining, or having the ability to retain, a subadviser to perform day-to-day portfolio management services. If Proposal 1 and either of Proposal 2 or Proposal 3 are not approved for an Account, TIMCO would continue, at least for a period of time, to serve as investment adviser for the Account.

   MetLife may in the future make or recommend to the Board of Managers such additional changes to the Accounts, including conversion of the Accounts into separate accounts organized as unit investment trusts that invest all of their asset in underlying management investment companies, as it determines are appropriate and as permitted by applicable law.

THE INVESTMENT ADVISORY AGREEMENTS

   THE CURRENT ADVISORY AGREEMENTS

   The following chart lists the date of each Current Advisory Agreement, the date it was last considered and renewed or approved by the Board of Managers, the date on which it was last approved by Contract Owners, and the reason it was last submitted for Contract Owner approval.

                                                           Date Last Approved
                                   Date Last Approved      by Contract Owners
                 Date of Current   or Renewed by Board       and Reason for
Name of Account Advisory Agreement     of Managers             Submission
--------------- ------------------ ------------------- ---------------------------
 Account TGIS   December 30, 1992,    July 20, 2005    April 23, 1993 (in
                as last amended                        connection with change of
                October 31, 2003                       control of TIMCO)

 Account TSB    December 30, 1992,    July 20, 2005    April 23, 1993 (in
                as last amended                        connection with change of
                October 31, 2003                       control of TIMCO)

 Account TAS    December 30, 1992,    July 20, 2005    April 19, 1996 (in
                as last amended                        connection with change
                October 31, 2003                       in investment advisory fee)

   The key terms, including fees, of the Current Advisory Agreements are set out in more detail under the heading "The New Advisory Agreements" below.

   The following table summarizes the advisory fees paid by each Account to TIMCO for the fiscal year ended December 31, 2004.

       Name of Account                     Aggregate Advisory Fees Paid*
       ---------------                     -----------------------------
       Account TGIS                                  $262,704
       Account TSB                                   $366,209
       Account TAS                                   $296,229

--------
* Does not include fees paid by the Accounts for the Tactical Asset Allocation Services, which are not provided by TIMCO and for which TIMCO receives no compensation.

   THE NEW ADVISORY AGREEMENTS

   The New Advisory Agreements are the same in all material respects as the Current Advisory Agreements, except for the identity of the investment adviser, the addition of language to the New Advisory Agreements making explicit the authority of TAMIC to hire and oversee subadvisers, and a change to the provisions relating to annual renewal of the Agreements so that they more precisely mirror the requirements of the Investment Company Act of 1940 (the "1940 Act"). In addition, each New Advisory Agreement will reflect a date shortly after Contract Owner approval of this Proposal 1 and Proposal 2 as its effective date. A form of New Advisory Agreement for the Accounts is included in this proxy statement as Appendix A.

   Under the New Advisory Agreements, TAMIC will provide investment advisory services to each Account, including the investment and reinvestment of the Account's assets in accordance with the investment objectives, policies and restrictions of the Account. The New Advisory Agreements explicitly authorize TAMIC, subject to the approval of the Board of Managers, to enter into agreements with other investment advisers to provide investment advice or other services to the Account. Such Agreements provide that TAMIC remains responsible for ensuring that any such subadviser conducts its operations in a manner consistent with the terms of the New Advisory Agreement.

   As compensation for its services, TAMIC will be entitled to receive from each Account fees calculated as a percentage of the Account's average daily net assets. Fees under the New Advisory Agreements will be calculated at the same rate as those paid to TIMCO under the Current Advisory Agreements. The annual rate paid by each Account is set forth below.

                                          Advisory Fee Paid to TAMIC
      Account                        (as a Percentage of Daily Net Assets)
      -------                        -------------------------------------
      Account TGIS                                  0.3233%
      Account TSB                                   0.3233%
      Account TAS                                   0.3500%

   The New Advisory Agreement for an Account will become effective on the next business day after approval of Proposal 1 and either Proposal 2 or Proposal 3 by the Account's Contract Owners is obtained, and will continue in effect for two years after it becomes effective. Thereafter, each New Advisory Agreement will continue in effect as to any Account for successive annual periods, provided its continuance is approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose, of the Managers or (2) a vote of the holders of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Account and (3) in either event by a majority of the Managers who are not "interested persons," as defined in the 1940 Act, of TAMIC (the "Independent Managers").

   Under the New Advisory Agreements, TAMIC will provide, at its expense, office space, facilities and equipment for carrying out its agreed-upon duties. TAMIC, TIC and/or their affiliates generally also bear the other expenses incurred in the operation of an Account (not including fees for the Tactical Asset Allocation Services) out of the investment advisory fees and mortality and expense risk charges assessed against the Account.

   The New Advisory Agreement for each Account provides that it may be terminated by a vote of the Board of Managers, by a vote of the majority of outstanding voting securities of the Account, or by TAMIC (but not without the prior approval of a new investment advisory agreement by the Contract Owners) at any time, without penalty, by giving the other party 60 days' written notice.

   TAMIC acts as investment adviser to other investment companies with investment objectives and principal investments similar to Accounts TGIS and TAS. Specifically, the table below states the name of each other investment company, the Account to which it is similar, the net assets of the investment company, and the fee payable by the investment company to TAMIC. TAMIC does not act as investment adviser to another investment company with investment objectives and principal investments similar to Account TSB.

                                       Net Assets (as of     Fee Payable to TAMIC (as a
Account   Similar Investment Company    June 30, 2005)     Percentage of Daily Net Assets)
------- ------------------------------ ----------------- -----------------------------------
 TGIS   Travelers Series Trust - Large   $257,691,947    0.75% of the first $250 million;
        Cap Portfolio                                    0.70% of the next $500 million; and
                                                         0.65% over $750 million

 TGIS   Travelers Series Trust -         $125,775,649    0.775% of the first $250 million;
        Mercury Large Cap Core                           0.75% of the next $250 million;
        Portfolio                                        0.725% of the next $500 million;
                                                         0.70% of the next $1 billion; and
                                                         0.65% over $2 billion

 TGIS   Travelers Series Trust -         $ 37,346,000    0.75% of the first $250 million;
        Pioneer Fund Portfolio                           0.70% of the next $250 million;
                                                         0.675% of the next $500 million;
                                                         0.65% of the next $1 billion; and
                                                         0.60% over $2 billion

                                   Net Assets (as of     Fee Payable to TAMIC (as a
Account Similar Investment Company  June 30, 2005)     Percentage of Daily Net Assets)
------- -------------------------- ----------------- -----------------------------------
 TGIS   The Travelers Growth and     $485,989,719    0.65% of the first $500 million;
        Income Stock Account for                     0.55% of the next $500 million;
        Variable Annuities                           0.50% of the next $500 million;
                                                     0.45% of the next $500 million; and
                                                     0.40% over $2 billion

 TAS    Travelers Series Trust -     $339,203,000    0.7775% of the first $600 million;
        MFS Mid Cap Growth                           0.7525% of the next $300 million;
        Portfolio                                    0.7275% of the next $600 million;
                                                     0.7025% of the next $1 billion; and
                                                     0.6525% over $2.5 billion*

 TAS    Travelers Series Trust -     $196,000,000    0.70%
        Disciplined Mid Cap Stock
        Portfolio

 TAS    Travelers Series Trust -     $  3,625,000    0.75% of the first $250 million;
        Pioneer Mid Cap Value                        0.70% of the next $250 million;
        Portfolio                                    0.675% of the next $500 million;
                                                     0.65% of the next $1 billion; and
                                                     0.60% over $2 billion

--------
* For the purposes of meeting the various asset levels and determining an effective fee rate for the MFS Mid Cap Growth Portfolio, the combined average daily net assets of such Portfolio and two other portfolios of The Travelers Series Trust for which Massachusetts Financial Services Company is subadviser is used.

MANAGERS' CONSIDERATIONS

   The Board of Managers considered the retention of TAMIC as investment adviser and the New Advisory Agreements at in-person meetings on June 13 and July 20, 2005. The Managers considered that the continued operation of the Accounts with an investment adviser that is not affiliated with their insurance company depositor could give rise to ongoing management, operational and administrative difficulties. The Managers also considered the recommendations of management that Deloitte be retained as independent registered public accounting firm ("Independent Accountants") for the Accounts, and that replacement of the investment adviser would enable the Accounts to retain appropriate Independent Accountants as quickly as possible.

   In addition, the Board of Managers considered and was provided with information on the qualifications of TAMIC to provide investment advisory services to the Accounts. Specifically, the Managers assessed the ability of TAMIC to oversee the investment and compliance operations of TIMCO, including the TAMIC personnel who would be primarily responsible for such oversight, and determined that TAMIC would be able to effectively perform such oversight. The Managers also considered the investment advisory fees for the Accounts and compared such fees to those of other comparable investment companies, and determined that the fees were reasonable. In light of the fact that TAMIC has not previously served as investment adviser for the Accounts, the Managers determined that they could not prospectively assess the profits to be realized by TAMIC from its relationship with the Accounts. As to whether economies of scale would be realized as the Accounts grow and whether fee levels reflect any such economies of scale, the Board determined that, in light of the current investment advisory fees, the Accounts' current assets, and the inability to assess TAMIC's profitability from the Accounts, no "breakpoints" reducing the fees payable at higher asset levels were necessary at this time. Finally, the Board of Managers considered the fact that the terms of each New Advisory Agreement, including the fees, would be identical to those of the Current Advisory Agreement for that Account, except for the inception date, the express authority for TAMIC to retain subadvisers, and the provisions relating to annual renewal of the Agreement so that they more precisely mirror the requirements of the 1940 Act. The Board of Managers also considered such additional factors as it felt were relevant.

   After carefully considering the information described above, the Board of Managers of each Account, including the Independent Managers, unanimously voted to approve the New Advisory Agreement for the Account and to recommend that the Account's Contract Owners vote to approve the New Advisory Agreement for their Account.

THE BOARD OF MANAGERS OF EACH ACCOUNT, INCLUDING ALL OF THE INDEPENDENT MANAGERS, UNANIMOUSLY RECOMMENDS THAT CONTRACT OWNERS VOTE FOR APPROVAL OF THE NEW ADVISORY AGREEMENT FOR SUCH ACCOUNT.

PROPOSED INVESTMENT ADVISER

   TRAVELERS ASSET MANAGEMENT INTERNATIONAL COMPANY LLC

   TAMIC, a New York Limited Liability Company, is proposed to serve as investment adviser to each Account. TAMIC currently serves as investment adviser to a number of other registered investment companies and investment company series. TAMIC supervises the management and investment program of each such investment company, and employs a subadviser or subadvisers to manage each company's daily investment operations. TAMIC is a registered investment adviser that has provided investment advisory services since its incorporation in 1978. TAMIC is an indirect wholly owned subsidiary of TIC, which is an indirect wholly owned subsidiary of MetLife. TAMIC's principal offices are located at 242 Trumbull Street, Hartford, Connecticut, 06115. The principal executive officer and managers of TAMIC are set forth in the following table.

 Officer or Director            Principal Occupation                 Address
 -------------------  ---------------------------------------- --------------------
Elizabeth M. Forget   President, Met Investors Advisory LLC    260 Madison Avenue
Manager and President (2000 to present); Executive Vice        11th Floor
                      President (2000 to present) and Chief    New York, NY 10016
                      Marketing Officer (2003 to present),
                      MetLife Investors Group, Inc; President,
                      TAMIC (July 2005 - present); Senior
                      Vice President, Equitable Distributors,
                      Inc. and Vice President, Equitable Life
                      Assurance Society of the United States
                      (1996 to 2000).

Michael K. Farrell    Chief Executive Officer, MetLife         10 Park Avenue
Manager               Investors Group (2002 to present);       Morristown, NJ 07962
                      Chief Executive Officer, MetLife
                      Resources (2001 to present); Senior
                      Vice President, Metropolitan Life
                      Insurance Company (2001 to present);
                      President, Michael K. Farrell
                      Associates, Inc. (qualified retirement
                      plans for non-profit organizations)
                      (1990 to present).

Hugh C. McHaffie      Senior Vice President, MetLife (1999 to  501 Boylston Street
Manager               present); Chair of the Board of          Boston, MA 02116
                      Managers, President and Chief
                      Executive Officer, MetLife Advisers
                      (2003 to present).

   BROKERAGE

   TAMIC's policy with respect to the selection of brokers to execute transactions in the Accounts' portfolio securities is set forth under Proposal 2.

PROPOSAL 2 - APPROVAL OF SUBADVISORY AGREEMENTS.

   The subadvisory agreements (the "Subadvisory Agreements") for the Accounts would reflect TIMCO as the subadviser for each Account. More specifically, the Board of Managers determined to appoint TIMCO as subadviser contingent upon and effective on the business day following Contract Owner approval of Proposals 1 and 2. There are currently no subadvisory agreements in effect for the Accounts, as TIMCO manages the Accounts directly without a subadviser. A form of Subadvisory Agreement is included in this Proxy Statement as Appendix B.

   Under each Subadvisory Agreement, TIMCO would provide investment subadvisory services to the Account, including the management of the investment and reinvestment of the assets of the Account. TIMCO would make all determinations with respect to the purchase and sale of the portfolio securities (subject to the Account's investment objective, policies, and restrictions and to the supervision of the Board of Managers of the Account and TAMIC) and would place, in the Account's name, all orders for execution of portfolio transactions with such brokers or dealers as it selects.

   As compensation for its services, TIMCO would be entitled to receive from TAMIC fees calculated as a percentage of each Account's average daily net assets. The annual rate paid by TAMIC for each Account is set forth below.

                                Subadvisory Fee Paid to TIMCO
               Account      (as a Percentage of Daily Net Assets)
               -------      -------------------------------------
               Account TGIS                 0.27%
               Account TSB                  0.22%
               Account TAS                  0.30%

The subadvisory fees would be payable by TAMIC out of its investment advisory fee and not by the Accounts.

   All services under the Subadvisory Agreements must be provided in accordance with all applicable provisions of law, including the 1940 Act, the Internal Revenue Code and any rules and regulations thereunder, the rules and regulations of the Account, any policies adopted by the Board of Managers that have been furnished to TIMCO, and the investment policies of the Account as disclosed in the Account's registration statement on file with the SEC, as amended from time to time.

   The Subadvisory Agreement for an Account will, if approved by Contract Owners, continue in effect for two years after it becomes effective. Thereafter, each Subadvisory Agreement will continue in effect as to the Account for successive annual periods, provided its continuance is approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose, of the Managers or (2) a vote of the holders of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Account and
(3) in either event by a majority of the Independent Managers.

   The Subadvisory Agreements would provide that they may be terminated by a vote of the Board of Managers, by a vote of the majority of outstanding voting securities of the Account, by TIMCO, or, if approved by the Board of Managers, by TAMIC at any time, without penalty, by giving the other party 60 days' written notice. The Subadvisory Agreements would also provide that TIMCO shall not be liable for any loss based upon any error of judgment or arising out of any investment or other act or omission in connection with the services provided under the agreement, except by reason of TIMCO's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under the agreement.

   TIMCO does not act as investment adviser or subadviser to any other investment company registered under the 1940 Act with investment objectives and principal investments similar to any of the Accounts.

   The implementation of this Proposal 2 for an Account is contingent on Contract Owner approval of TAMIC acting as investment adviser for the Account as discussed in Proposal 1. In the event that Proposal 1 and Proposal 3 below (relating to TAMIC's ability to enter into new subadvisory agreements without Contract Owner approval) are approved by Contract Owners and this Proposal 2 is not, TAMIC may nonetheless use the authority granted under Proposal 3 to retain TIMCO as the subadviser of the Accounts.

PROPOSED SUBADVISER

   THE TRAVELERS INVESTMENT MANAGEMENT COMPANY

   TIMCO is located at 100 First Stamford Place, Stamford, CT 06902. TIMCO has been a registered investment adviser since 1971 and provides investment advice to institutional accounts, registered investment companies and insurance company separate accounts.

   On June 24, 2005, Citigroup announced that it has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management business to Legg Mason, Inc. ("Legg Mason"). As part of this transaction, TIMCO would become an indirect wholly owned subsidiary of Legg Mason. The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Citigroup expects the transaction to be completed later this year.

   The principal executive officer and directors of TIMCO are set forth in the following table.

   Officer or Director       Principal Occupation            Address
   -------------------     ------------------------  ------------------------
 Daniel Joseph             Chairman of the Board of  100 First Stamford Place
 Bukowski Director         Directors, TIMCO (2004    Stamford, CT 06902
                           to present); Managing
                           Director and Chief
                           Investment Officer for
                           the Global Systematic
                           Equities Group,
                           Citigroup Asset
                           Management (1998
                           to present).

 Daniel Bradford           Currently President,      100 First Stamford Place
 Willey President, CEO,    CEO, Head of              Stamford, CT 06902
 and Director              Quantitative Strategies
                           and a member of the
                           Board of Directors of
                           TIMCO; Previously Head
                           Trader and Portfolio
                           Manager for TIMCO.
                           Mr. Willey has been
                           employed by TIMCO since
                           1994. Head Equity
                           Trader, Shawmut National
                           Bank (1992 to 1994);
                           Head Equity Trader of
                           The State of Connecticut
                           Office of the Treasurer
                           (1990 to 1992).

 Gloria Groppo             Currently Head of         100 First Stamford Place
 Williams Director         Operations and a member   Stamford, CT 06902
                           of the Board of
                           Directors of TIMCO.
                           Ms. Williams has been
                           employed by TIMCO since
                           1987.

MANAGERS' CONSIDERATIONS

   The Board of Managers considered the retention of TIMCO as investment subadviser and the Subadvisory Agreements at in-person meetings on June 13 and July 20, 2005. As noted above under Proposal 1, the Managers considered that the continued operation of the Accounts with an investment adviser that is not affiliated with their insurance company depositor could give rise to ongoing management, operational and administrative difficulties. The Managers also considered the recommendations of management that Deloitte be retained as Independent Accountants for the Accounts, and that replacement of the investment adviser would enable the Accounts to retain appropriate Independent Accountants as quickly as possible.

   In addition, the Board of Managers considered and was provided with information on the qualifications of TIMCO to provide subadvisory services to the Accounts. Specifically, the Managers considered TIMCO's strategy for the management of the Accounts, the TIMCO portfolio managers and other personnel that have provided, and are expected to continue to provide, services to the Accounts, and the historical performance of the Accounts, noting that such performance had generally been above average as compared to comparable investment companies. The Managers also considered the proposed subadvisory fees for the Accounts, and determined that the fees were reasonable. In light of the fact that TIMCO has not previously served as subadviser for the Accounts, the Managers determined that they could not prospectively assess the profits that would be realized by TIMCO from its subadvisory relationship with the Accounts, and that its profitability from its existing position as investment adviser to the Accounts was of limited relevance in assessing the proposed subadvisory agreements. As to whether economies of scale would be realized as the Accounts grow and whether fee levels reflect any such economies of scale, the Board determined that, in light of the proposed subadvisory fees, the Accounts' current assets, and the inability to assess TIMCO's future profitability from the Accounts, no "breakpoints" reducing the fees payable at higher asset levels were necessary at this time. Finally, the Board of Managers considered the terms of each Subadvisory Agreement, noting that the Subadvisory Agreements were very similar to the subadvisory agreements in place for other investment companies and investment company series subject to the oversight of the Board of Managers. The Board of Managers also considered such additional factors they felt were relevant.

   After carefully considering the information described above, the Board of Managers of each Account, including the Independent Managers, unanimously voted to approve the Subadvisory Agreement for the Account and to recommend that the Account's Contract Owners vote to approve the Subadvisory Agreement for their Account.

THE BOARD OF MANAGERS OF EACH ACCOUNT, INCLUDING ALL OF THE INDEPENDENT MANAGERS, UNANIMOUSLY RECOMMENDS THAT CONTRACT OWNERS VOTE FOR APPROVAL OF THE SUBADVISORY AGREEMENT FOR SUCH ACCOUNT.

   BROKERAGE

   The policy of TAMIC and TIMCO (collectively, the "advisers"), in selecting brokers to execute transactions in the Accounts' portfolio securities, is to seek best execution of orders at the most favorable prices. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation:

  . the overall direct net economic result to the Account, involving both price paid or received and any commissions and other cost paid;

  .   the efficiency with which the transaction is effected;

  . the ability to effect the transaction at all where a large block is involved;

  . the availability of the broker to stand ready to execute potentially difficult transactions in the future; and

  .   the financial strength and stability of the broker.

   Such considerations are judgmental and are weighed by management in determining the overall reasonableness of brokerage commissions paid. In addition to the foregoing, one factor in the selection of brokers is the receipt of research services, analyses and reports concerning issuers, industries, securities, economic factors and trends, and other statistical and factual information. The brokerage commission paid by an Account for a transaction may be greater than the commission that would have been charged by another broker if the difference is determined in good faith to be justified in light of the brokerage and information provided. The cost, value and specific application of such information may not be determinable, and it is not practical to allocate these costs, value or specific applications among the Accounts and other clients of the advisers. Accordingly, the advisers or their other clients may indirectly benefit from the availability of such information. This situation may create a conflict of interest for the advisers. Similarly, an Account may indirectly benefit from information made available as a result of transactions for other clients of the advisers.

   Purchases and sales of bonds and money market instruments usually are principal transactions, meaning that such securities normally are purchased directly from the issuer or from the underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Purchases from the underwriters include the underwriting commission or concession, and purchases from dealers serving as market makers include the spread between the bid and asked prices.

   The advisers' policies with respect to brokerage are and will be reviewed by the Board of Managers periodically. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, or due to other appropriate factors, the foregoing practices may be changed, modified or eliminated.

PROPOSAL 3. FUTURE SUBADVISORY AGREEMENTS WITHOUT CONTRACT OWNER VOTE.

   Each Account proposes, to the extent permitted by an exemption granted by the SEC and subject to approval by the Account's Board of Managers, to permit TAMIC to enter into new or amended agreements with any subadviser with respect to an Account without obtaining Contract Owner approval of such agreements, and to permit such subadvisers to manage the assets of the Account pursuant to such subadvisory agreements.

   The 1940 Act generally provides that an investment adviser or subadviser to a mutual fund may act as such only pursuant to a written agreement that has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such agreement or interested persons of any party to such agreement. Certain MetLife subsidiaries, which are registered with the SEC as "investment advisers", however, have received from the SEC an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption").

   As an indirect subsidiary of MetLife, the SEC exemption applies to TAMIC and, subject to certain conditions, any Account advised by TAMIC. Under the SEC Exemption, TAMIC would be permitted, under specified conditions, to enter into new and amended subadvisory agreements for the management of an Account, including agreements with new subadvisers and agreements with existing subadvisers if there is a material change in the terms of the subadvisory agreement, or if there is a change in control of the subadviser or other event causing termination of the existing subadvisory agreement, without obtaining the approval of the Account's shareholders (the Contract Owners) of such new or amended sub-advisory agreement. Such agreements must nevertheless be approved by the Board of Managers, in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after the hiring of any new subadviser without Contract Owner approval, the Account must provide to Contract Owners an information statement setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of Contract Owners to vote on the approval of the subadvisory agreement. Furthermore, the Account would still require Contract Owner approval to materially amend its investment advisory agreement with TAMIC (including any amendment to raise the management fee rate payable under such agreement) or to enter into a new investment advisory agreement with any other adviser.

   The Accounts are requesting Contract Owner approval of this Proposal for several reasons. As described under Proposals 1 and 2, the Accounts intend to utilize an adviser/subadviser management structure, where TAMIC acts as each Account's investment adviser, and delegating the day-to-day portfolio management to a subadviser. Under such a structure, the Account's subadviser would act in a capacity similar to that of the portfolio manager in a more traditional structure that does not involve a subadviser. Specifically, the Account's subadviser, like a portfolio manager in a more traditional mutual fund advisory structure, manages the Account under the oversight and supervision of the Account's adviser. If an Account were to change subadvisers, TAMIC would continue in its role as adviser and would continue to exercise oversight and supervision of the Account's investment affairs as conducted by the new subadviser. Changing the Account's subadviser is, therefore, analogous to the adviser's replacing the portfolio manager of a single-manager managed fund who is employed by the adviser, which does not require shareholder approval under the 1940 Act.

   In addition, given the Account's management structure, the shareholder approval requirement under the 1940 Act may cause an Account's Contract Owners to incur unnecessary expenses and could hinder the prompt implementation of subadvisory changes that are in the best interest of the Contract Owners, such as prompt replacement of a subadviser if circumstances warrant such replacement. The Managers believe that without the ability to promptly employ or re-employ a subadviser, investors' expectations may be frustrated and an Account and its Contract Owners could be disadvantaged under certain circumstances. These circumstances include: (a) where a subadviser has been terminated because its performance was unsatisfactory or its retention was otherwise deemed inadvisable, (b) where a subadviser has resigned and (c) where there has been an "assignment" (i.e., a change in the actual control or management of a subadviser) or other event causing the termination of a subadvisory agreement.

   In the absence of an exemption, to obtain the shareholder approval required by the 1940 Act for a subadvisory agreement, an Account would need to convene a Contract Owners' meeting, which invariably involves considerable delay and expense (although, in the case of the Accounts, the costs associated with a proxy statement and Contract Owners' meeting would generally be borne by TIC, not the Accounts). Where TAMIC, as adviser, has recommended replacement of a subadviser, and the Managers have determined that such replacement is necessary or appropriate, the Account could receive less than satisfactory subadvisory services prior to the time that an agreement with a new subadviser is approved by the Contract Owners. Also, in that situation or where there has been an unexpected resignation or change in control of a subadviser (events which, in many cases, are beyond the control of the Account), the Account may be forced to operate with a less than satisfactory subadviser for some period of time. In such circumstances, without the ability to engage a new subadviser promptly, TAMIC, as the adviser, might have to assume direct responsibility on a temporary basis for management of the assets previously assigned to a subadviser.

   The implementation of this Proposal 3 for an Account is contingent on Contract Owner approval of TAMIC acting as investment adviser for the Account as discussed in Proposal 1. As noted above, in the event that Proposals 1 and 3 are approved by Contract Owners and Proposal 2 above specifically relating to the subadvisory agreements between TAMIC and TIMCO is not, TAMIC may nonetheless use the authority granted by the SEC Exemption to retain TIMCO as the subadviser of the Accounts. The information provided under Proposal 2, and Contract Owner approval of such subadvisory agreements based on such information, would obviate the need to send an information statement with respect to TIMCO and the subadvisory agreement which, as noted above, is required under the SEC Exemption.

   If the Contract Owners of an Account do not approve this Proposal, the Board of Managers of the Account will consider such alternative actions as may be in the best interests of the Account.

THE BOARD OF MANAGERS OF EACH ACCOUNT, INCLUDING ALL OF THE INDEPENDENT MANAGERS, UNANIMOUSLY RECOMMENDS THAT THE CONTRACT OWNERS VOTE TO APPROVE THE PROPOSED GRANT OF AUTHORITY TO PERMIT TAMIC TO ENTER INTO NEW OR AMENDED AGREEMENTS WITH SUBADVISERS WITH RESPECT TO THE ACCOUNTS WITHOUT OBTAINING CONTRACT OWNER APPROVAL OF SUCH AGREEMENTS, AND TO PERMIT SUCH SUBADVISERS TO MANAGE THE ASSETS OF THE ACCOUNTS PURSUANT TO SUCH SUBADVISORY AGREEMENTS.

PROPOSAL 4. ELECTION OF MEMBER OF BOARD OF MANAGERS.

   At the Meeting, Contract Owners will be asked to elect Ms. Elizabeth Forget to the Board of Managers of each Account. (Technically, each Account has a separate Board of Managers. However, each such Board of Managers has the same members and typically meets concurrently with the Boards of Managers of the other Accounts, and this Proxy Statement generally uses the phrase "Board of Managers" in the singular.) Ms. Forget, the President of TAMIC, was appointed by the Board of Managers pursuant to a recommendation of the Nominating and Administration Committee of the Board, to serve as a member of the Board of Managers of each Account, effective as of July 20, 2005. Ms. Forget replaced Mr. Jay Gerken, who, in connection with the MetLife Transaction described in Proposal 1 above, resigned as a member of the Board. Ms. Forget will serve until her successor is elected and qualified. Ms. Forget has also replaced
Mr. Gerken as Chief Executive Officer and President of the Accounts.
Ms. Forget's current principal occupation and other relevant circumstances are set forth in the table below.

   For the year ended December 31, 2004, the Board of Managers met five times. Each member of the Board attended at least seventy-five percent of the Board meetings.

   Contract Owners of the Account can send communications to the Board of Managers by submitting them to the Board in care of the Secretary to the Board listed below, using the address on the cover page of this Joint Proxy Statement.

   The following tables give information about each member of the Board of Managers and the officers of the Accounts. The three current members of the Board of Managers in addition to Ms. Forget have previously been elected by Contract Owners, and this Proposal 4 will not affect the status of these three persons as Managers.

OFFICERS AND INTERESTED MANAGERS

                                                                           Number of      Other
                                        Term of                            Portfolios Directorships
                                       Office and                          in Account   of Public
                          Position(s)  Length of    Principal Occupation    Complex     Companies
                           Held with      Time        During Last Five      Overseen     Held by
Name Address and Age       Accounts      Served            Years           by Manager    Manager
--------------------     ------------- ---------- ------------------------ ---------- -------------
*Elizabeth Forget        Chairman of   Since July President, Met Investors    66          None
260 Madison Avenue       the Board of  2005       Advisory LLC (2000
11th Floor               Managers,                to present); Executive
New York, NY 10016       Chief                    Vice President (2000
Age 38                   Executive                to present) and Chief
                         Officer and              Marketing Officer
                         President                (2003 to present),
                                                  MetLife Investors
                                                  Group, Inc; President,
                                                  TAMIC (July 2005 -
                                                  present); Senior Vice
                                                  President, Equitable
                                                  Distributors, Inc. and
                                                  Vice President,
                                                  Equitable Life
                                                  Assurance Society of
                                                  the United States
                                                  (1996 to 2000).

Paul Cellupica           Secretary and Since July Chief Counsel,              N/A         N/A
MetLife, Inc.            Chief Legal   2005       Securities Products
One MetLife Plaza        Officer                  and Regulation,
27-01 Queens Plaza North                          MetLife Inc. (2004 -
Long Island City,                                 Present); Vice
NY 11101                                          President and Chief
Age 41                                            Legal Officer, TAMIC
                                                  (July 2005 - present);
                                                  Assistant Director,
                                                  Division of Investment
                                                  Management, U.S.
                                                  Securities and
                                                  Exchange Commission
                                                  (2001-2004), Senior
                                                  Special Counsel,
                                                  Division of Investment
                                                  Management,
                                                  Securities and
                                                  Exchange Commission
                                                  (2000-2001).

Alan C. Leland, Jr.      Principal     Since July Treasurer and Chief         N/A         N/A
MetLife Advisers LLC     Accounting    2005       Financial Officer;
501 Boylston Street      Officer                  MetLife Advisers,
Boston, MA 02116                                  LLC and Vice
Age 53                                            President, MetLife,
                                                  Inc. (1993 - present);
                                                  Assistant Treasurer,
                                                  TAMIC (July 2005 -
                                                  present)

                                                                       Number of      Other
                                      Term of                          Portfolios Directorships
                                     Office and                        in Account   of Public
                         Position(s) Length of   Principal Occupation   Complex     Companies
                          Held with     Time       During Last Five     Overseen     Held by
Name Address and Age      Accounts     Served           Years          by Manager    Manager
--------------------     ----------- ---------- ---------------------- ---------- -------------
Leonard Bakal            Chief       Since July Senior Vice               N/A         N/A
Metropolitan Life        Compliance  2005       President and Chief
Insurance Company        Officer                Compliance Officer,
One MetLife Plaza                               MetLife Advisers,
27-01 Queens Plaza North                        LLC; Vice President,
Long Island City,                               Compliance Director
NY 11101                                        and Money
Age 60                                          Laundering
                                                Compliance Officer,
                                                MetLife, Inc.; Vice
                                                President and
                                                Compliance Director,
                                                MetLife Securities,
                                                Inc; Chief
                                                Compliance Officer,
                                                TAMIC.

NON-INTERESTED MANAGERS

Robert E. McGill, III    Manager     Since 1974 Retired                   39          None
295 Hancock Street                              manufacturing
Williamstown, MA                                executive. Director
Age 74                                          (1995-2000),
                                                Chemfab
                                                Corporation
                                                (specialty materials
                                                manufacturer);
                                                Director (1999-
                                                2001), Ravenwood
                                                Winery, Inc.;
                                                Director (1999-
                                                2003), Lydall Inc.
                                                (manufacturer of
                                                fiber materials);
                                                Member, Board of
                                                Managers (1974 -
                                                present), six Variable
                                                Annuity Separate
                                                Accounts of The
                                                Travelers Insurance
                                                Company+; Trustee
                                                (1990 - present), five
                                                mutual funds
                                                sponsored by The
                                                Travelers Insurance
                                                Company.++

                                                                   Number of        Other
                                  Term of                          Portfolios   Directorships
                                 Office and                        in Account     of Public
                     Position(s) Length of   Principal Occupation   Complex       Companies
                      Held with     Time       During Last Five     Overseen       Held by
Name Address and Age  Accounts     Served           Years          by Manager      Manager
-------------------- ----------- ---------- ---------------------- ---------- ------------------
Lewis Mandell          Manager   Since 1990 Professor of Finance       39     Director
Manager                                     and Managerial                    (2000 - present),
160 Jacobs Hall                             Economics,                        Delaware North
Buffalo, NY                                 University at Buffalo             Corp. (hospitality
Age 62                                      since 1998. Dean,                 business)
                                            School of
                                            Management (1998-
                                            2001), University at
                                            Buffalo; Member,
                                            Board of Managers
                                            (1990 - present), six
                                            Variable Annuity
                                            Separate Accounts of
                                            The Travelers
                                            Insurance Company+;
                                            Trustee (1990 -
                                            present), five mutual
                                            funds sponsored by
                                            The Travelers
                                            Insurance
                                            Company.++

Frances M. Hawk,       Manager   Since 1991 Private Investor           39     None
CFA, CFP                                    (1997 - present).
Manager                                     Member, Board of
108 Oxford Hill Lane                        Managers (1991 -
Downingtown, PA                             present), six Variable
Age 57                                      Annuity Separate
                                            Accounts of The
                                            Travelers Insurance
                                            Company+; Trustee
                                            (1991 - present), five
                                            mutual funds
                                            sponsored by The
                                            Travelers Insurance
                                            Company.++

--------
* Ms. Forget is an "interested person" by virtue of her position as President of TAMIC.
+ In addition to the Accounts, the other three Variable Annuity Separate
  Accounts are: The Travelers Growth and Income Stock Account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, and The Travelers Money Market Account for Variable Annuities.
++The five Mutual Funds are: Capital Appreciation Fund, Money Market Portfolio,
  High Yield Bond Trust, Managed Assets Trust and The Travelers Series Trust.

   Effective January 1, 2003, Mr. Knight Edwards retired from his position on the Board. He remains as an Emeritus Manager. An Emeritus Manager is permitted to attend meetings, but has no voting powers.

COMMITTEES

   To operate more efficiently, the Board has established two operating committees. The Nominating and Administration Committee recommends candidates for the nomination as independent members of the Board. The Committee also periodically reviews Board governance procedures, composition of the Board, and compensation of the Board of Managers, and the Committee monitors the performance of legal counsel employed by the Accounts and the Independent Managers.

   The Nominating and Administration Committee will consider nominees recommended by Contract Owners. Such recommendations should be submitted to the Account in care of TIC, using the address on the cover page of this Joint Proxy Statement. Biographical and occupational information about the candidate must be included, as well as the written consent of the candidate to serve on the Board if elected.

   In addition to Contract Owner recommendations, recommendations for candidates for Independent Manager may be made by any of the Managers or by management of the Accounts or TIC. In evaluating any candidates for nomination to the Board of Managers of an Account as an Independent Manager, the Nominating and Administration Committee requires that the candidate be independent in terms of both the letter and spirit of the 1940 Act. The Committee will consider the effect of any relationships beyond those set forth in the 1940 Act that might impair independence. The Committee will consider whether it may be appropriate to add individuals with different backgrounds or skill sets from those on the Board already.

   For the year ended December 31, 2004, the Nominating and Administration Committee met one time. The charter of the Committee is attached hereto as Appendix C. It not available on any website.

   The Audit Committee monitors the appointment, compensation and termination of the Accounts' independent auditors. The Committee also monitors the overall quality of the Accounts' financial reports and other financial information, the independence and audit work of the Accounts' independent auditors and the Accounts' financial reporting policies, practices and internal controls. For the year ended December 31, 2004, the Audit Committee met two times.

   For the year ended December 31, 2004, the members of the Nominating and Administration Committee and the Audit Committee were Robert E. McGill III, Lewis Mandell, and Frances M. Hawk.

COMPENSATION

   Members of the Board who are also officers or employees of MetLife or its subsidiaries are not entitled to any fee for their services to the Accounts. Effective May 1, 2005, the Independent Managers receive an annual retainer of $36,000 for service on the Boards of the five mutual funds sponsored by TIC and the six Variable Annuity Separate Accounts (including the Accounts) established by TIC. They also receive a fee of $3,000 for each in-person meeting of such Boards attended and $750 for each telephonic meeting. The Chair of the Audit Committee receives an additional annual fee of $5,000, the Chair of the Nominating and Administration Committee receives an additional fee of $3,000, and the lead Independent Manager receives an additional fee of $10,000. Board Members with 10 years of service may agree to provide services as an emeritus manager at age 72. Upon reaching 80 years of age, a Manager must elect status as an emeritus manager. An emeritus manager will receive 50% of the annual retainer and 50% of meeting fees, if attended, but in no event for more than 10 years. The chart below shows the compensation paid to Board Members for the year ended December 31, 2004. Mr. Knight Edwards, as Emeritus Manager, was paid $3,175 for the year ended December 31, 2004. TIC is responsible for payment of the fees and expenses of the Board of Managers.

COMPENSATION TABLE

Interested Managers
                            Aggregate Compensation  Pension or Retirement   Total Compensation From
                             Attributable to Each  Benefits Accrued As Part   Account and Account
Name of Person, Position         Account/(1)/        of Account Expenses    Complex Paid to Managers
------------------------    ---------------------- ------------------------ ------------------------
Elizabeth Forget                     N/A                     N/A                      N/A
Chairman of the Board of
Managers,
Chief Executive Officer and
President

Independent Managers
                          Aggregate Compensation  Pension or Retirement   Total Compensation From
                           Attributable to Each  Benefits Accrued As Part   Account and Account
Name of Person, Position       Account/(1)/        of Account Expenses    Complex Paid to Managers
------------------------  ---------------------- ------------------------ ------------------------
Robert E. McGill, III           $2,634.62                  N/A                    $68,500/(2)/
Manager
Lewis Mandell                   $1,923.08                  N/A                    $50,000
Manager
Frances M. Hawk, CFA, CFP       $2,096.15                  N/A                    $54,500
Manager

--------
(1)No compensation was deferred for any Manager or Officer under a deferred compensation plan.
(2)Mr. McGill received additional compensation for attending meetings of a task force of the directors/managers of various Citigroup-sponsored investment companies as a representative of the Independent Managers of the Accounts.

   The table below sets forth the dollar range of equity securities in the Accounts beneficially owned by a Manager, and, on an aggregate basis, in all registered investment companies overseen by a Manager in the complex of funds, as of December 31, 2004.

                                                    Aggregate Dollar Range of
                                                    Equity Securities in all
                                                      Registered Investment
                                                      Companies overseen by
                           Dollar Range of Equity     Managers in Family of
   Manager               Securities in the Accounts    Investment Companies
   -------               --------------------------    ------------------
   Elizabeth Forget                 None                      None
   Robert E. McGill, III            None                      None
   Lewis Mandell                    None                      None
   Frances M. Hawk                  None                      None

THE BOARD OF MANAGERS OF EACH ACCOUNT UNANIMOUSLY RECOMMENDS THAT THE CONTRACT OWNERS VOTE TO ELECT THE NOMINEE AS A MEMBER OF THE BOARD OF MANAGERS.

                              VOTING INFORMATION

   Contract Owners may vote (1) by mail: simply enclose the executed proxy card in the postage-paid envelope found within the proxy package; (2) by telephone; dial the toll-free number listed on the proxy card; you will need the control number listed on the proxy card; or (3) by Internet: access the website listed on the proxy card; you will need the control number located on the proxy card. When an Account records votes by telephone or through the Internet, it will use procedures reasonably designed to authenticate Contract Owners' identities, to allow Contract Owners to vote units in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone or through the Internet may be revoked at any time before they are voted as described below.

   Twenty percent of the outstanding units of an Account represented in person or by proxy must be present at the Meeting to constitute a quorum. If a quorum is not present at the Meeting, or if a quorum is present but, at the Meeting, sufficient votes to approve the Proposals are not received, the persons with proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the units represented at the Meeting in person or by proxy. Based on voting instructions received, proxies will vote in favor of such adjournment those proxies that are in favor of a Proposal, will vote against any adjournments those proxies that are against the Proposal, and will abstain from voting with respect to any adjournment those proxies that are marked to abstain in connection with the Proposal. Abstentions will be counted as present for purposes of determining a quorum, but the passage of any proposal being considered at the Meeting will occur only if a sufficient number of votes are cast "FOR" the proposal.

   Except for the election of the new member of the Board of Managers, approval of a Proposal by an Account's Contract Owners requires the affirmative vote of the holders of the lesser of (a) 67% or more of the voting securities present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Account. Contract Owners of record are entitled to one vote for each full unit owned, with a fractional vote for each fractional unit. Under the Rules and Regulations for each Account, the affirmative vote of a plurality of the units of the Account present and entitled to vote is required to elect a Manager.

   The Board has fixed September 2, 2005 as the Record Date for determining Contract Owners entitled to receive notice of and to vote at the Meetings. To be counted, TIC must receive an owner's properly executed proxy at the Accounts' office by 5:00 p.m. Eastern time on October 30, 2005. Contract owners may revoke previously submitted proxies given to TIC by notifying TIC in writing at any time before 5:00 p.m. Eastern time on October 30, 2005 or by attending and voting in person at the Meetings. The expenses of soliciting proxies will be borne by MetLife and/or its affiliates, and not by the Accounts. The solicitation will be made primarily by mail, but representatives of TIC and its affiliates may make telephone, electronic, and/or in person communications to Contract Owners. Representatives of Automatic Data Processing ("ADP"), a proxy services firm, may also conduct solicitations of Contract Owners. As noted above, the cost of retaining ADP will not be borne by the Accounts.

   To the knowledge of TIC and the Accounts, no person owned beneficially more than 5% of an Account as of the Record Date. The Managers and officers of the Accounts beneficially owned in the aggregate less than 1% of each Account.

                               OTHER INFORMATION

   Travelers Distribution LLC, One Cityplace, Hartford, Connecticut, 06103-3415, is the principal underwriter for each of the Accounts. TIC is the administrator of each of the Accounts.

   INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   KPMG served as the independent registered public accounting firm (the "Independent Accountants") for the Accounts until its resignation as of the MetLife Closing Date. KPMG resigned because it is not considered independent of MetLife as a result of insurance services provided to KPMG by MetLife and other business relationships, and was therefore no longer permitted to serve as the Independent Accountants for the Accounts. The Board of Managers of each of the Accounts, upon the recommendation of the Audit Committee of the Accounts, has selected D&T as successor Independent Accountants. However, because D&T is not considered independent of Citigroup, and because TIMCO, the current investment adviser for the Accounts, is a Citigroup affiliate, D&T cannot serve as Independent Accountants for the Accounts while TIMCO remains as investment adviser. Therefore, the selection of D&T by the Board of Managers was made contingent upon Contract Owner approval and implementation of Proposal 1. D&T will be permitted and is willing serve as Independent Accountants notwithstanding that TIMCO will serve as subadviser for the Accounts if Proposal 2 is approved by Contract Owners.

   D&T has no direct or material indirect interest in an Account.
Representatives of D&T will not be present at the Meeting.

   To the extent required by applicable regulations, pre-approval by the Audit Committee of the Board of Managers is needed for all audit and permissible non-audit services rendered by the Accounts' accounting firm to each Account and all permissible non-audit services rendered by such accounting firm to TIC and any entity controlling, controlled by or under common control with TIC that provides ongoing services to an Account (each, a "Service Affiliate") if the services relate directly to the operations and financial reporting of such Account. Pre-approval is currently on an engagement-by-engagement basis.

   Schedule A attached hereto sets forth for each Account, for each Account's two most recent fiscal years, the fees billed by KPMG for (a) all audit and non-audit services provided directly to the Account and (b) those non-audit services provided to the Account's Service Affiliates that relate directly to the Account's operations and financial reporting under the following categories:

      (i) Audit Fees - fees related to the audit and review of the financial statements included in annual reports and registration statements, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

      (ii) Audit-Related Fees - fees related to assurance and related services that are reasonably related to the performance of the audit or review of financial statements, but not reported under "Audit Fees," including accounting consultations, agreed-upon procedure reports, attestation reports, comfort letters and internal control reviews not required by regulators.

      (iii) Tax Fees - fees associated with tax compliance, tax advice and tax planning, including services relating to the filing or amendment of federal, state or local income tax returns, regulated investment company qualification reviews and tax distribution and analysis reviews.

      (iv) All Other Fees - fees for products and services provided to the Account by KPMG other than those reported under "Audit Fees," "Audit-Related Fees" and "Tax Fees."

Amounts billed by KPMG for services provided directly to the Accounts are paid by TIC, not by the Accounts.

   The Audit Committee has considered whether the provision by KPMG of non-audit services to the Accounts' Service Affiliates that were not pre-approved by the Audit Committee (because such services were provided prior to the effectiveness of SEC rules requiring pre-approval) was compatible with maintaining the independence of KPMG as the Account's principal auditor.

                                OTHER BUSINESS

   The Board knows of no other business to be brought before the Meeting. However, if any other matters come before the Meeting, it is each Board's intention that proxies will vote on such matters in accordance with the judgment of the proxy.

                           CONTRACT OWNER INQUIRIES

   Contract Owner inquiries may be addressed to an Account in writing at the address on the cover page of this Proxy Statement or by telephoning 1-800-842-9368.

                                     * * *

   CONTRACT OWNERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXIES AND RETURN THEM IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

APPENDIX A (FORM OF NEW INVESTMENT ADVISORY AGREEMENT FOR EACH ACCOUNT)

                         INVESTMENT ADVISORY AGREEMENT

   INVESTMENT ADVISORY AGREEMENT made as of this   day of November, 2005,
between Travelers Asset Management International Company LLC, a limited liability company duly organized and existing under the law of the state of New York (hereinafter "TAMIC") and [NAME OF ACCOUNT] (hereinafter "Account"), a separate account of The Travelers Insurance Company established by its President and Chief Executive Officer on [DATE], pursuant to a resolution of The Travelers Insurance Company's Board of Directors on August 4, 1967, pursuant to Section 38-154a of the Connecticut General Statutes.

                                  WITNESSETH:

   WHEREAS, Account and TAMIC wish to enter into an agreement setting forth the terms upon which TAMIC will perform certain services for Account.

   NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree as follows:

   1. Account hereby employs TAMIC to manage the investment and reinvestment of the assets of Account and to perform the other services herein set forth, subject to the supervision of the Board of Managers of Account (hereinafter the "Board") for the period and on the terms herein set forth. TAMIC hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation herein provided.

   2. In carrying out these obligations to manage the investment and reinvestment of the assets of Account, TAMIC shall:

      a. obtain and evaluate pertinent economic, statistical and financial data and other information relevant to the investment policy of Account, affecting the economy generally and individual companies or industries, the securities of which are included in Account's portfolio or are under consideration for inclusion therein;

      b. be authorized to purchase supplemental research and other services from brokers at additional cost to Account;

      c. regularly furnish to the Board recommendations with respect to any investment program for approval, modification or rejection by the Board;

      d. take such steps as are necessary to implement the investment program approved by the Board;

      e. regularly report to the Board with respect to implementation of the approved investment program and any other activities in connection with the administration of the assets of Account; and

      f. vote proxies on securities held by Account or delegate such responsibility to a sub-adviser appointed pursuant to this Agreement. TAMIC represents that it or its delegee has adopted and implemented written policies and procedures reasonably designed to ensure that it will vote proxies in the best interest of the Account and its unit holders, which policies and procedures describe how TAMIC or its delegee addresses material conflicts of interest between its interests and those of Account with respect to proxy voting. TAMIC shall furnish Account with such information reasonably requested by Account, in such form as may be requested, as is necessary (1) for a summary description of TAMIC's or its delegee's proxy voting policies and procedures to be included in the registration statement with respect to Account, and (2) for the proxy voting record for Account to be filed with the SEC in accordance with the requirement of Form N-PX (or any successor form).

   3. TAMIC may engage a sub-adviser to furnish investment management information and advice to assist TAMIC in carrying out its responsibilities under this Agreement. TAMIC shall remain responsible for ensuring that each sub-adviser conducts its operations in a manner consistent with the terms of this Agreement

   4. Any investment program undertaken by TAMIC pursuant to this Agreement and any other activities undertaken by TAMIC on behalf of Account shall at all times be subject to any directives of the Board or any duly constituted committee thereof acting pursuant to like authority.

   5. For the services rendered hereunder, TAMIC will receive an amount equivalent on an annual basis to [INSERT FEE RATE]% of the average daily net assets of Account, such fees to be deducted on each valuation date.

   6. The services of TAMIC to Account hereunder are not to be deemed exclusive and TAMIC shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

   7. If approved by a vote of a majority of the outstanding voting securities of Account (as defined in the Investment Company Act of 1940), this Investment Advisory Agreement:

      a. may not be terminated by TAMIC, without the prior approval of a new Investment Advisory Agreement by a vote of a majority of the outstanding voting securities of Account, and shall be subject to termination, without the payment of any penalty, upon sixty days' written notice to the investment adviser, by the Board of Managers or by a vote of a majority of the outstanding voting securities of Account;

      b. shall not be amended without prior approval of a majority of the outstanding voting securities of Account;

      c. shall automatically terminate upon assignment by either party; and

      d. shall continue in effect for a period of more than two years from the date of its execution, only so long as such continuance is specifically approved at least annually (i) by a vote of a majority of the Board of Managers or a vote of a majority of the outstanding voting securities of Account, and (ii) by a vote of a majority of the members of the Board of Managers who are not parties to, or interested persons of any party to, such agreement, cast in person at a meeting called for the purpose of voting on such approval and at which the Board has been furnished such information as may be reasonably necessary to evaluate the terms of said agreement.

   8. This Investment Advisory Agreement is subject to the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission.

   IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be signed by their respective officials thereunto duly authorized and seals to be affixed, in the case of TAMIC, as of the day and year first above written.

                                              [NAME OF ACCOUNT]

                                              By:
                                                  ----------------------------
                                                  Chairman, Board of Managers

WITNESS:

-------------------------
Secretary

                                              TRAVELERS ASSET MANAGEMENT
                                              INTERNATIONAL COMPANY LLC

                                              By:
                                                  ----------------------------
                                                  President

ATTEST: (Seal)

-------------------------
Corporate Secretary

APPENDIX B (FORM OF SUBADVISORY AGREEMENT FOR EACH ACCOUNT)

                             SUBADVISORY AGREEMENT

   This Subadvisory Agreement (this "Agreement") is entered into as of November , 2005 by and between Travelers Asset Management International Company LLC, a
New York limited liability company (the "Manager"), and TIMCO Asset Management Inc, a Connecticut corporation (the "Subadviser").

   WHEREAS, the Manager has entered into an Advisory Agreement dated November
  , 2005 (the "Advisory Agreement") with [NAME OF ACCOUNT] (the "Account"), a separate account of The Travelers Insurance Company established by authority of a resolution of The Travelers Insurance Company's Board of Directors on
August 4, 1967, pursuant to Public Act 529 of the 1967 Connecticut General Assembly, pursuant to which the Manager provides portfolio management services to the Account;

   WHEREAS, the Manager desires to retain the Subadviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Subadviser agree as follows:

   1. Subadvisory Services.

   a. The Subadviser shall, subject to the supervision of the Account's Board of Managers and the Manager and in cooperation with the Manager, as administrator, or with any other administrator appointed by the Manager or the Account (the "Administrator"), manage the investment and reinvestment of the assets of the Account. The Subadviser shall invest and reinvest the assets of the Account in conformity with (1) the investment objective, policies and restrictions of the Account set forth in the Account's prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Account (the "Prospectus"), (2) any additional policies or guidelines established by the Manager or by the Account's Board of Managers that have been furnished in writing to the Subadviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code) and "segregated asset accounts" (as defined in Section 817 of the Code) including, but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder, all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission ("SEC") ("SEC Positions"); provided, however, that the Manager agrees to inform the Subadviser of any and all applicable state insurance law restrictions that operate to limit or restrict the investments the Account might otherwise make ("Insurance Restrictions"), and to inform the Subadviser promptly of any changes in such Insurance Restrictions. Subject to the foregoing, the Subadviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Account, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Account may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Subadviser shall determine. Notwithstanding the foregoing provisions of this
Section 1.a, however, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Account as the Manager shall determine are necessary in order for the Account to comply with the Policies.

   b. The Subadviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning portfolio transactions and the investment performance of the Account in such form as may be mutually agreed upon, and agrees to review the Account and discuss the management of the Account with representatives or agents of the Manager, the Administrator or the Account at their reasonable request. The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied, or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser shall also provide the Manager, the Administrator or the Account with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Account from time to time, including without limitation (i) all material as reasonably may be requested by the Board of Managers of the Account pursuant to Section 15(c) of the 1940 Act; (ii) monthly or quarterly compliance checklists in the form prescribed by the Manager; and (iii) such periodic reports as may be required by the Account's or the Manager's compliance program under Rule 38a-1 under the 1940 Act. The Subadviser shall furnish the Manager (which may also provide it to the Account's Board of Managers) with copies of all material comments that are directly related to the Account and the services provided under this Agreement received from the SEC following routine or special SEC examinations or inspections.

   If the Account inadvertently fails the diversification requirements of
Section 817(h) of the Code, the Subadviser shall assist the Manager in the preparation of any request for relief or argument to the Commission of the Internal Revenue Service pursuant to Treas. Reg. Section 1-817-5(c)(2) and Revenue Procedure 92-25 (or its successor).

   c. The Subadviser shall provide to the Manager a copy of the Subadviser's Form ADV as filed with the SEC and any amendments or restatements thereof in the future and a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Account.

   d. Unless the Manager gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Account's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Account are invested. The Manager shall instruct the Account's custodian, the Administrator, and other parties providing services to the Account to promptly forward misdirected proxy statements to the Subadviser. The Subadviser shall provide the Account in a timely manner with such records of its proxy voting on behalf of the Account as necessary for the Account to comply with the requirements of Form N-PX or any successor law, rule, regulation or Staff Position.

   e. The Subadviser represents, warrants and agrees that it has adopted and implemented, and throughout the term of this Agreement will maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Subadviser and its supervised persons, and, to the extent the activities of the Subadviser could affect the Account, by the Account, of "federal securities laws" (as defined in Rule 38a-1 under the 1940
Act), and that the Subadviser has provided the Account with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Account. The Subadviser agrees to cooperate with periodic reviews by the Account's compliance personnel of the Subadviser's policies and procedures, their operation and implementation and other compliance matters and to provide to the Account from time to time such additional information and certifications in respect of the Subadviser's policies and procedures, compliance by the Subadviser with federal securities laws and related matters as the Account's compliance personnel may reasonably request. The Subadviser agrees to promptly notify the Manager of any material compliance violations that affect the Account.

   f. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Account or any subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions for the Account in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

   g. The Subadviser shall be responsible for providing to the Manager (and, at the direction of the Manager, to any other service provider of the Account) its reasonable and good faith fair valuations for any securities in the Account for which current market quotations are not readily available or reliable. The Board of Managers then shall, in cooperation with the Manager and subadviser, make final reasonable and good faith fair valuations for any securities in the Account for which current market quotations are not readily available or reliable.

   h. The Subadviser agrees that all books and records which it maintains for the Account are the Account's property. The Subadviser also agrees upon request of the

Manager or the Account, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Subadviser shall permit all books and records with respect to the Account to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Subadviser further agrees to maintain and preserve the Account's books and records in accordance with the Investment Company Act and rules thereunder.

   2. Obligations of the Manager.

   a. The Manager shall provide (or cause the Account's custodian to provide) information to the Subadviser in a timely manner regarding such matters as the composition of assets in the Account, cash requirements and cash available for investment in the Account, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder.

   b. The Manager has furnished the Subadviser a copy of the Prospectus and agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Subadviser with relevant sections of minutes of meetings of the Board of Managers of the Account to the extent they may affect the duties of the Subadviser, and with copies of any financial statements or reports of the Account to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement, including, but not limited to, timely information relating to any Insurance Restrictions.

   3. Custodian. The Manager shall provide the Subadviser with a copy of the Account's agreement with the custodian designated to hold the assets of the Account (the "Custodian") and any modifications thereto (the "Custody Agreement"). The assets of the Account shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Subadviser shall provide timely instructions directly to the Account's custodian, in the manner and form as required by the Account's Custody Agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Account's assets. Any assets added to the Account shall be delivered directly to the Custodian.

   4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Subadviser pursuant hereto, the Subadviser shall not be liable for any expenses of the Manager or the Account including, without limitation,
(a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Account, and (c) custodian fees and expenses. The Subadviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

   5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of securities for the Account with brokers or dealers selected by the Subadviser, which may include brokers or dealers affiliated with the Subadviser, provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act in all respects. To the extent consistent with applicable law and then-current SEC positions, purchase or sell orders for the Account may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain Account securities at prices which are advantageous to the Account and at commission rates that are reasonable in relation to the benefits received. However, the Subadviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Account and/or other accounts serviced by the Subadviser. Not all such services or products need to be used by the Subadviser in managing the Account. The Subadviser agrees that securities are to be purchased through brokers and dealers that, in the Subadviser's best judgment, offer the best combination of price and execution. The Subadviser, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. Accordingly, the Subadviser's selection of a broker or dealer for transactions for the Account may take into account such relevant factors as (i) price, (ii) the broker's or dealer's facilities, reliability and financial responsibility, (iii) when relevant, the ability of the broker to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order,
(iv) the broker's or dealer's recordkeeping capabilities and (v) the research and other services provided by such broker or dealer to the Subadviser which are expected to enhance its general portfolio management capabilities (collectively, "Research"), notwithstanding that the Account may not be the exclusive beneficiary of such Research. Commission rates, being a component of price is one factor considered together with other factors. The Subadviser shall not be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for the Account or to select any broker-dealer on the basis of its purported posted commission rate. Accordingly, in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Adviser, in its discretion, may cause the Account to pay a commission for effecting a transaction for the Account in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, provided that the Subadviser has determined in good faith that the commission is reasonable in relation to the value of the brokerage and/or Research provided by the broker to the Subadviser viewed in terms of that particular transaction or its overall responsibilities with respect to the account as to which the Subadviser exercises investment discretion. From time to time, when determined by the Subadviser in its capacity of a fiduciary to be in the best interest of the Account, the Subadviser may purchase securities from or sell securities on behalf of the Account to another account managed by the Subadviser at prevailing market levels in accordance with the procedures under Rule 17a-7 under the 1940 Act and other applicable law.

   6. Compensation of the Subadviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of [SUBADVISORY FEE RATE]% of the average daily net assets of the Account. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Account pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed-upon interval, the foregoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Account; however, any such waiver will have no effect on the Manager's obligation to pay the Subadviser the compensation provided for herein.

   7. Non-Exclusivity. The Manager agrees that the services of the Subadviser are not to be deemed exclusive and that the Subadviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Subadviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Subadviser or any of its trustees, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement. The Manager recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Account. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Account or the Manager in any way or otherwise be deemed an agent of the Account or the Manager except in connection with the investment management services provided by the Subadviser hereunder.

   8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Subadviser nor any of its officers, partners, managing directors, employees, affiliates or agents shall be subject to any liability to the Manager, the Account, or any shareholder of the Account for any loss arising from any claim or demand based upon, any error of judgment, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of any duties or by reason of reckless disregard of its obligations and duties. The Manager acknowledges and agrees that the Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Account or that the Account will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

   9. Effective Date and Termination. This Agreement shall become effective as
of November   , 2005, and

   a. unless otherwise terminated, this Agreement shall continue in effect
until November   , 2007, and from year to year thereafter so long as such
continuance is specifically approved at least annually (i) by the Board of Managers of the Account or by vote of a majority of the outstanding voting securities of the Account, and (ii) by vote of a majority of the Board of Managers of the Account who are not interested persons of the Account, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval;

   b. this Agreement may at any time be terminated on sixty days' written notice to the Subadviser either by vote of the Board of Managers of the Account or by vote of a majority of the outstanding voting securities of the Account;

   c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

   d. this Agreement may be terminated by the Subadviser on sixty days' written notice to the Manager and the Account, or, if approved by the Board of Managers of the Account, by the Manager on sixty days' written notice to the Subadviser; and

   Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty. In the event of termination of this Agreement, all compensation due to the Subadviser through the date of termination will be calculated on a pro rata basis through the date of termination and paid on the first business day after the next succeeding month end.

   10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Subadviser, provided that, if required by law (as may be modified by any exemptions received by the Manager), such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Account and by vote of a majority of the Board of Managers of the Account who are not interested persons of the Account, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

   11. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

   12. General.

   a. The Subadviser may perform its services through any employee, officer or agent of the Subadviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the Prospectus of the Account shall perform the portfolio management duties described therein until the Subadviser notifies the Manager that one or more other employees, officers or agents of the Subadviser, identified in such notice, shall assume such duties as of a specific date. The Subadviser shall use commercially reasonable efforts to inform the Manager of any such events enough time prior to the event taking effect such that allows the Manager sufficient time to prepare and file any necessary supplement to the Prospectus.

   b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

   c. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

   13. Use of Name.

   It is understood that the phrases "TIMCO," "Citigroup," and any derivative names or logos associated with such names are the valuable property of the Subadviser, and that the Account has the right to include such phrases as a part of the names of its series or for any other purpose only so long as this Agreement shall continue. Upon termination of this Agreement the Account shall forthwith cease to use such phrases and logos.

TRAVELERS ASSET MANAGEMENT INTERNATIONAL COMPANY LLC

By  -------------------------
    Name: Elizabeth Forget
    Title:  President

TIMCO ASSET MANAGEMENT INC

By  -------------------------
    Name:
    Title:

APPENDIX C (NOMINATING AND ADMINISTRATION COMMITTEE CHARTER)

        TACTICAL GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES
            TACTICAL SHORT-TERM BOND ACCOUNT FOR VARIABLE ANNUITIES
           TACTICAL AGGRESSIVE STOCK ACCOUNT FOR VARIABLE ANNUITIES

                NOMINATING AND ADMINISTRATION COMMITTEE CHARTER

   (a) Nominating and Administration Committee Membership

   The Nominating and Administration Committee shall be composed entirely of non-interested and independent trustees*.

   (b) Board Nominations and Functions

      1. The Committee shall nominate and elect candidates for "non-interested" trustee membership on the Board of Trustees ("Board"). The Committee shall evaluate candidates' qualifications for Board membership as non-interested trustees and their independence from the Funds' manager and other principal service providers. Persons selected must be non-interested and independent in terms of both the letter and the spirit of the 1940 Act. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g., business, financial or family relationships with managers or service providers.

      2. The Committee shall periodically review Board governance procedures and shall recommend any appropriate changes to the full Board.

      3. The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board.

      4. The Committee shall periodically review director compensation and shall recommend any appropriate changes to the non-interested and independent trustees as a group.

   (c) Committee Nominations and Functions

      1. The Committee shall make nominations for membership on all committees and shall review committee assignments at least annually.

      2. The Committee shall review as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Committee shall make recommendations for any such action to the full Board.

   (d) Other Powers and Responsibilities

      1. The Committee shall monitor the performance of legal counsel employed by the Funds and the non-interested and independent trustees, and shall be responsible for the supervision of counsel for the non-interested and independent trustees.

      2. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the appropriate Fund(s).

      3. The Committee shall review this Charter at least annually and recommend any changes to the full Board.

--------
*  "Trustee" shall refer to both trustees and managers.

                                  SCHEDULE A

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit fees billed by KPMG for services provided directly to each Account:

 Account                         Year Ending                Audit Fees
 -------                         -----------                ----------
 Account TGIS                 December 31, 2004              $19,833
                              December 31, 2003              $18,833

 Account TSB                  December 31, 2004              $19,833
                              December 31, 2003              $18,833

 Account TAS                  December 31, 2004              $19,833
                              December 31, 2003              $18,833

For each Account's last two fiscal years, no fees were billed by KPMG that are required to be disclosed under the captions "Audit-Related Fees," "Tax Fees" and "All Other Fees." Furthermore, for those two fiscal years, KPMG did not bill any Service Affiliate of an Account for any fees for non-audit services, including any fees for services that relate directly to the operations and financial reporting of the Accounts.

                                  Form of Proxy

                                              THREE EASY WAYS TO VOTE YOUR PROXY
                       Read the Proxy Statement and have the Proxy card at hand.
               TELEPHONE: Call 1-800-690-6903 and follow the simple instructions
           INTERNET: Go to www.proxyweb.com and follow the on-line instructions.
                           MAIL: Vote, sign, date and return your proxy by mail.
                   If you vote by Telephone or Internet, do not mail your proxy.

[Name of Account]

Proxy for the Special Meeting of Variable Annuity Contract Owners to be held on October 31, 2005

The undersigned, revoking all proxies heretofore given, hereby appoints Jack P. Huntington and Paul G. Cellupica, or either one of them, as Proxies, with full power of substitution, to vote on behalf of the undersigned all units of your Account which the undersigned is entitled to vote at the Special Meeting of Variable Annuity Contract Owners to be held at 9:00 a.m. on October 31, 2005, at One Cityplace, 19th Floor, Hartford, Connecticut 06103, and at any adjournment thereof, in the manner directed below with respect to the matters described in the Proxy Statement for the Special Meeting, receipt of which is hereby acknowledged, and in their discretion, upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

I realize that if I return this form without providing any instructions regarding a proposal, my timely returning of this form will be deemed to be an instruction to vote in favor of the proposal.

                        DATE:_____________________, 2005


               These voting instructions may be revoked prior to the special meeting by notifying the secretary of the Account in writing by 5:00 p.m. on October 30, 2005, or by attending and voting in person at the Meeting.


               -----------------------------------
               Signature(s) and title(s)

               If a contract is held jointly, each contract owner should sign. If only one signs, his or her signature will be binding. If the contract owner is a corporation, the President of a Vice President should sign in his or her own name, indicating title. If the contract owner is a partnership, a partner should sign is his or her own name, indicating that he or she is a "Partner." If the contract owner is a trust, the trustee should sign in his or her own name, indicating that he or she is a "Trustee."

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS. THE BOARD OF MANAGERS RECOMMENDS A VOTE FOR THE PROPOSALS. THE UNITS REPRESENTED HEREBY WILL BE VOTED BY THE PROXIES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED VARIABLE ANNUITY CONTRACT OWNER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE PROPOSALS.


                                                                                       For      Against     Abstain

1.  To approve a new investment advisory agreement for the Account.                    [ ]        [ ]         [ ]

2.  To approve a new subadvisory agreement for the Account.                            [ ]        [ ]         [ ]

3.  To approve a proposal to permit TAMIC to enter into new or amended agreements      [ ]        [ ]         [ ]
    with subadvisers without obtaining contract owner approval.
..
4.  Election of New Member of Board of Managers:                                       For      Withhold

    Elizabeth Forget has been nominated by the Board of Managers of the Account        [ ]        [ ]
    to serve until her successor is elected and qualified.


                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.